Exhibit (10.35)
Amendment to
Standard & Poor’s Employee Retirement Plan Supplement

The Standard and Poor’s Employee Retirement Plan Supplement (the “S&P Supplemental Plan”), amended and restated effective as of January 1, 2008, unless otherwise provided, is amended as provided below.

1.Effective January 1, 2021, Section 5.03(a)(i) of the S&P Supplemental Plan is amended by deleting it in its entirety and replacing it with the following:

(i) The Benefits shall be paid in the form of (A) a single-life annuity or (B) an actuarially equivalent life annuity elected by the Participant in the election form provided to the Participant, subject to and in accordance with the procedures prescribed by the Plan Administrator from time to time; provided, that such election form is received by the Plan Administrator no later than thirty (30) days prior to the date on which the payment of Benefits commences in accordance with Section 5.03(a)(ii) (the “Election Deadline”), and, for the avoidance of doubt as of January 1, 2012, if no executed and completed election form is received by the Plan Administrator by the Election deadline, then the Participant is deemed to have elected the Benefits to be paid in a single-life annuity if the Participant is not married at the time of the Election Deadline and to be paid in a 50% joint and survivor annuity if the Participant is married as of the Election Deadline.

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Except as set forth herein, the S&P Supplemental Plan remains in full force and effect.